PA143 Page 1 (ADVISOR/PLUS/PREF 05/02)
ALLSTATE LIFE INSURANCE COMPANY
(herein called "we" or "us")

Earnings Protection Death Benefit Rider
This rider was issued because you selected the Earnings Protection Death Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.
For purposes of this benefit, "Rider Date" is the date the Earnings Protection Death Benefit Rider was made a part of the Contract: xx/xx/xxxx
The annualized Mortality and Expense Risk Charge for this rider is .50%
I. Definition of Terms as used in this Rider
o Contract: The Contract or Certificate to which this rider is attached.
o In-Force Earnings: The greater of (a) the then current Contract Value less the In-Force Premium; or (b) zero.
o In-Force Premium:
i. If the Rider Date is the same as the Contract Issue Date:
In-Force Premium is equal to the sum of all purchase payments made under the Contract, less the sum of all the Excess-of-Earnings Withdrawals.
ii. If the Rider Date is after the Contract Issue Date:
In-Force Premium is equal to the Contract Value as of the Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date.
o Excess-of-Earnings Withdrawals: The amount, if any, by which the amount of a withdrawal exceeds the amount of In-Force Earnings immediately prior to the withdrawal.
II. Earnings Protection Death Benefit
A. The Death Benefit Provision of your Contract is hereby modified as follows:
Prior to the Payout Start Date, the Death Benefit is equal to the Death Benefit, defined in the Death Benefit provision of your Contract, plus the value of the Earnings Protection Death Benefit.
B. If both the oldest Owner and the oldest Annuitant are age 70 or younger on the date we receive the completed Contract application or on the date we receive the request to add this rider, whichever is later, the Earnings Protection Death Benefit will be the lesser of:
o An amount equal to 100% of In-Force Premium (excluding purchase payments made after the Rider Date and during the twelve-month period immediately prior to the death of the Owner or Annuitant); or
o An amount equal to 40% of In-Force Earnings, where In-Force Premium and In-Force Earnings are calculated as of the date we determine the Death Proceeds.
C. If either the oldest Owner or the oldest Annuitant is age 71 or older and both are age 79 or younger on the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, then the Earnings Protection Death Benefit will be the lesser of:
o An amount equal to 50% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve-month period immediately prior to the death of the Owner or Annuitant); or
o An amount equal to 25% of In-Force Earnings, where In-Force Premium and In-Force Earnings are calculated as of the date we determine the Death Proceeds.
III. Mortality and Expense Risk Charge
1. If both the oldest Owner and the oldest Annuitant are age 70 or younger as of the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, the annualized Mortality and Expense Risk Charge will never be greater than .35%.
2. If either the oldest Owner or the oldest Annuitant is age 71 or older and both are age 79 or younger as of the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, the annualized Mortality and Expense Risk Charge will never be greater than .50%.
3. The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge will not change except as described in Section IV.1.a below.
IV. Death of Owner or Annuitant
Upon the death of the Owner or the Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the Contract:
1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:
1. If neither the oldest new Owner nor the oldest Annuitant is age 80 or older on the date we determine the Death Proceeds, this rider will continue unless the new Owner elects to terminate this rider.
If the rider is continued, then the following terms and conditions will apply as of the date we determine the Death Proceeds:
o The Rider Date will be changed to the date we determine the Death Proceeds;
o The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;
o The Earnings Protection Death Benefit after the new Rider Date will be determined in accordance with
Section II.B. or Section II.C. above, but using the ages of the oldest new Owner and the oldest Annuitant as of the new Rider Date.

o The Mortality and Expense Risk Charge, for this rider, will be determined in accordance with Section III.A. or Section III.B. above, but using the ages of the oldest new

Owner and the oldest Annuitant as of the new Rider Date.
2. If either the oldest new Owner or the oldest Annuitant is age 80 or older as of the date we determine the Death Proceeds, or if the new Owner elects to terminate this rider, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.
2. If the Contract is continued under Option D of the Death of Annuitant provision of the Contract, then:
This rider will continue and the Earnings Protection Death Benefit will continue to be calculated according to Section II above and the corresponding Mortality and Expense Risk Charge for this rider will remain unchanged.
3. If the Contract is not continued under either 1. or 2. above, then:
The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section II above. We will determine the value of the Earnings Protection Death Benefit as of the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.
Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of your Contract continue to apply.
V. Termination of this Rider
This Earnings Protection Death Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest to occur of:
o On the date this rider is terminated under Section IV.1.b. and Section IV.3., above; or
o On the date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is the current Owner; or
o On the date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is the current Annuitant; or
o On the date the Contract is terminated; or
o On the Payout Start Date.
Otherwise, this rider may not be terminated.
VI. Investment Limitations for this Rider
We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.
VII. Misstatement of Age for the Earnings Protection Death Benefit Rider
If either the Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the Mortality and Expense Risk Charge for this rider will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the Mortality and Expense Risk Charge for this rider that should have been assessed based on the corrected age.
PA143 Page [PG NUMBER] (02/02)
Except as amended by this rider, the Contract remains unchanged.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

Secretary Chairman and Chief Executive Officer